                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      NEW MEXICO AND ARIZONA LAND COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     N Z
                     NEW MEXICO AND ARIZONA LAND COMPANY
                      3033 NORTH 44TH STREET, SUITE 270
                            PHOENIX, ARIZONA 85018

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1996
                    MAILING DATE: ON OR ABOUT APRIL 9, 1996

To our Shareholders:

     We cordially invite you to the Annual Meeting of the Shareholders of New Mexico and Arizona Land Company (the "Company"), to be held at Sunburst Resort, 4925 North Scottsdale Road, Scottsdale, Arizona 85251 on Monday, May 20, 1996 at 8:30 a.m., Arizona time, pursuant to the Company's Bylaws, for the following purposes:

          1. The election of Class B Directors;

          2. Approval of the adoption of an amendment to Article Fourth of the Company's Articles of Incorporation;

          3. Approval of the adoption of an amendment to Article Seventh of the Company's Articles of Incorporation;

          4. The ratification of KPMG Peat Marwick LLP as independent auditor for the Company in 1996; and

          5. The transaction of such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 25, 1996 will be entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. Additional copies of the proxy material may be obtained from the Company's Corporate Secretary.

                                          By order of the Board of Directors,

                                          ELIZABETH M. BEDEWI,
                                          Senior Vice President, Treasurer,
                                            and Corporate Secretary
Phoenix, Arizona
April 9, 1996

     MANY SHAREHOLDERS OWN LESS THAN 100 SHARES. ALL VOTES ARE IMPORTANT. PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE SHARES ARE VOTED AT THE MEETING.

                      NEW MEXICO AND ARIZONA LAND COMPANY
                       3033 NORTH 44TH STREET, SUITE 270
                             PHOENIX, ARIZONA 85018

                                PROXY STATEMENT
                    MAILING DATE: ON OR ABOUT APRIL 9, 1996

                            VOTING AND OTHER MATTERS

     GENERAL. The enclosed proxy is solicited by the Board of Directors of New Mexico and Arizona Land Company, an Arizona corporation ("the Company" or "NZ"), for use at the Annual Meeting of Shareholders to be held on May 20, 1996 (the "Annual Meeting"). Shares represented by a properly executed proxy will be voted at the meeting. The proxy may be revoked at any time before its exercise by notifying the Corporate Secretary in person or in writing. If the proxy is signed without votes indicated in the boxes, the shares will be voted as recommended by the Board of Directors. The Proxy Statement, the accompanying proxy, and the Annual Report will be mailed to the shareholders on or about April 9, 1996.

     As of the date of this Proxy Statement, the Company knows of no matters to be brought before the Annual Meeting other than those referred to in the accompanying notice of the Annual Meeting. If other matters are properly presented, however, the Proxy Committee members, Mr. Renneckar and Ms. Bedewi, will have discretion to vote thereon according to their best judgment.

     RECORD DATE. The Board of Directors has fixed the close of business on March 25, 1996 as the record date for the determination of shareholders entitled to notice of the meeting, and to vote at it and any adjournment thereof.

     PROXY SOLICITATION. The Company will bear the cost of proxy solicitation for the annual meeting. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may, without compensation other than their regular salaries and fees, solicit proxies personally, by telephone, or electronically. The Company will reimburse brokerage firms and others for expenses in forwarding solicitation material to beneficial owners.

     VOTING. Except with respect to the election of directors, each share is entitled to one vote upon each matter presented for action. The presence in person or by proxy of a majority of the outstanding shares entitled to vote is required to constitute a quorum at the meeting. The affirmative vote of a majority of the shares then represented at the meeting and entitled to vote will constitute the act of the shareholders. Abstentions are counted as "shares present" for purposes of determining the presence of a quorum, and have the effect of a vote "against" any matter as to which they are specified. Broker non-votes with respect to any matter are not considered "shares present" and will not affect the outcome of the vote on such matters. With respect to the election of directors, shareholders have cumulative voting rights in the election of directors: each shareholder is entitled to vote the number of shares owned for as many persons as there may be directors to be elected; or the shareholder may cumulate the shares and give one nominee all of the shareholder's votes, multiplied by the number of directors to be elected; or the shareholder may distribute votes among as many nominees as he or she thinks fit to serve. The enclosed proxy does not seek discretionary authority to cumulate votes in the election of directors.

          VOTING SECURITIES, PRINCIPAL HOLDERS, AND INSIDER OWNERSHIP

     On January 8, 1996, there were 2,734,538 shares of common stock outstanding, no par value ("Common Stock"); the Company has issued no other category of stock. The following table sets forth beneficial ownership of Common Stock of the Company as of January 8, 1996. For additional information about beneficial ownership, see "Executive Compensation."

                                                                                      PERCENT OF
                                                                     NUMBER OF          COMMON
                                                                       SHARES           STOCK
                                                                    BENEFICIALLY     BENEFICIALLY
                           BENEFICIAL OWNER                           OWNED(1)          OWNED
    --------------------------------------------------------------  ------------     ------------
    DIRECTORS AND EXECUTIVE OFFICERS
    Elizabeth M. Bedewi...........................................         8,580            *
      Senior Vice President, Treasurer, and
      Corporate Secretary
    John C. Lucking...............................................         3,200            *
      Director
    William A. Pope...............................................         9,930(2)         *
      President and CEO
    Arnold L. Putterman...........................................        34,637(3)       1.3%
      Director
    Stephen E. Renneckar..........................................         1,660            *
      Chairman of the Board
    Ronald E. Strasburger.........................................         1,330            *
      Director
    Robert Wertheim...............................................         3,436(4)         *
      Director
    Richard A. Wessman............................................         1,110            *
      Director
    Directors and Officers as a group (9 persons).................        74,778          2.7%
    5% SHAREHOLDERS
    Sun NZ L.L.C. ................................................     1,370,792(5)      50.1%

---------------
 *  Less than 1% of outstanding shares of Common Stock

(1) The numbers of shares shown and corresponding percentages shown include shares subject to restrictions under the Company's Restricted Stock Plan and shares owned of record by the listed person's minor children and spouse and by other related individuals and entities over whose shares such person has custody, voting control, or power of disposition. There are no shares of Common Stock which any of the persons or entities listed above have a right to acquire within 60 days of January 8, 1996.

(2) This amount includes 1,000 shares that Mr. Pope holds as custodian for his children and 7,930 shares Mr. Pope holds indirectly through Sterling Pacific Assets, Inc., which he controls. In addition, Mr. Pope, as the appointed nominee of Sun NZ L.L.C., may be deemed to have shared voting and dispositive power with respect to the 1,370,792 shares owned by Sun NZ L.L.C.("Sun Securities"). Mr. Pope disclaims beneficial ownership of the Sun Securities. Mr. Pope's address is c/o SunChase Holdings, Inc., 2525 East Camelback Road, Suite 888, Phoenix, Arizona 85016.

(3) Mr. Putterman may be deemed to own beneficially an additional 27,207 shares of Common Stock held by relatives of Mr. Putterman. Mr. Putterman disclaims beneficial ownership of such shares.

(4) This amount includes 1,100 shares that Mr. Wertheim holds indirectly through Charter SW Commercial, Inc., which he controls.

(5) The address of Sun NZ L.L.C. is 2525 E. Camelback Road, Suite 888, Phoenix, Arizona 85016.

                               AGENDA ITEM NO. 1
                             ELECTION OF DIRECTORS

                    NOMINEES FOR TERMS AS CLASS B DIRECTORS
                   TERMS TO EXPIRE AT THE 1996 ANNUAL MEETING

     The following have been nominated as Class B Directors, to serve for two years. Unless shareholders withhold authority, their proxies will be voted for the election of these nominees. If any nominee is unable to serve at the time of the meeting, the proxies will be voted for a substitute nominee designated by the Board of Directors. Management believes that all nominees will serve if elected.

                                                                                        SHARES
                                                                            DIRECTOR     OWNED
            NAME                                                              SINCE    AT 1/8/96
----------------------------                                                ---------  ---------
Arnold L. Putterman, 57.....  Mr. Putterman is an attorney in private         1988       34,637
                              practice in New York City. In addition,
                              since 1970, Mr. Putterman has been a
                              partner of SNF Management Services. SNF
                              Management Services is involved in the
                              development and management of health
                              facilities and commercial real estate.
Stephen E. Renneckar, 51....  Since October 1992, Mr. Renneckar has been      1994        1,660
                              Vice President and General Counsel of
                              SunChase Holdings, Inc., which is engaged
                              primarily in the business of acquiring,
                              developing, managing, and marketing
                              residential and commercial properties in the
                              United States and in wood products, fiber
                              optic cable, and computer software in the
                              United States and abroad. Prior to joining
                              SunChase Holdings, Inc., Mr. Renneckar was a
                              partner with the law firm of O'Connor
                              Cavanagh in Tucson, Arizona.
Robert Wertheim, 63.........  Since 1976, Mr. Wertheim has served as          1981        3,436
                              Chairman, President and Chief Executive
                              Officer of The Charter Companies,
                              Albuquerque, including Charter Bank
                              for Savings FSB, Charter SW Commercial,
                              Inc., and Charter Insurance Services, Inc.
Richard A. Wessman, 53......  Since May 1992, Mr. Wessman has been            1994        1,110
                              President of Sterling Pacific Assets, Inc.,
                              a property and financial management company.
                              From October 1978 to April 1992, he was a
                              partner in the accounting firm of Ernst &
                              Young.

                           CONTINUING IN OFFICE AS CLASS A DIRECTORS
                           TERMS TO EXPIRE AT THE 1997 ANNUAL MEETING

William A. Pope(1), 40......  Since June 1994, Mr. Pope has served as         1995        9,930
                              President and Chief Executive Officer of the
                              Company. In addition, since 1993, Mr. Pope
                              has served as President and Chief Executive
                              Officer of SunChase Holdings, Inc. and its
                              affiliated companies. Prior to 1993, Mr.
                              Pope served as Executive Vice President and
                              Chief Operating Officer of SunChase
                              Holdings, Inc. and its affiliated companies.
                              SunChase Holdings, Inc. is engaged primarily
                              in the business of acquiring, developing,
                              managing, and marketing residential and
                              commercial properties in the United States
                              and in wood products, fiber optic cable, and
                              computer software in the United States and
                              abroad.

---------------

    (1) Effective October 20, 1995, Mr. Pope was appointed as a Class A Director. This appointment followed the resignation on September 16, 1995 of Sherman Kasper as a Class A Director.

        John C. Lucking,                                                      1993        3,200
        52..................  Since 1995, Mr. Lucking has been
                              self-employed as an Economist for
                              Econ-Linc., which provides economic
                              consulting services. From 1984 to 1994, Mr.
                              Lucking served as an Economist for Bank One,
                              Arizona. Mr. Lucking also serves as a
                              Trustee of the Tax Free Trust of Arizona
                              (Mutual Fund of Arizona Municipal Bonds).
         Ronald E. Stras-                                                     1994        1,330
        burger, 57..........  Since 1993, Mr. Strasburger has been employed as Acquisition Manager by Sterling
                              Pacific Management Services, Inc., which is
                              in the business of portfolio purchases and
                              sales. From 1991 to 1993, he was
                              self-employed as a consultant for the
                              review, negotiation, and disposition of
                              complex portfolios for various institutions
                              after being employed by the Resolution Trust
                              Corporation from 1990 to 1991.

                       MEETINGS OF THE BOARD AND ITS COMMITTEES

     The Company's Board of Directors met four times in 1995, and all members attended 75% or more of those meetings and the meetings of the committees to which they are assigned. There are three standing committees: Audit; Executive; and Compensation and Nominating.

     Audit. This committee met twice in 1995, and is composed of Arnold L. Putterman, Robert Wertheim, and Richard Wessman (Chairman). The committee reviews with the Company's independent public accountants the annual audit plan, the scope and results of the audit, and internal control procedures.

     Compensation and Nominating. This committee met twice in 1995, and is composed of John C. Lucking (Chairman), Stephen E. Renneckar, and Ronald E. Strasburger. The committee administers the Company's salary, bonus, and restricted stock plans. It also recommends nominees to fill vacancies on the Board of Directors. Recommendations for nominees to the Board of Directors may be sent to the Chairman of the Compensation and Nominating Committee, in care of the Company's Corporate Secretary.

     Executive. This committee did not meet in 1995. It is composed of John C. Lucking, Stephen E. Renneckar (Chairman), and Richard A. Wessman. It is empowered to act in the absence of, but as limited by, the Board.

                          DIRECTORS FEES AND EXPENSES

     Board members are reimbursed for expenses incurred while attending meetings and are paid the following compensation each year.

  Director fees:
     Annual retainer:   $6,000
     Board meetings:    $700 for each meeting attended
     Committee          $500 for each meeting attended, payable only to nonemployee
       meetings:        directors
     Telephone          $300 for each meeting attended, payable only to nonemployee
       meetings:        directors

  Director bonus:

     On December 15, 1995, the Company issued to each director as bonus compensation (a) 1,000 shares of the Company's Common Stock, valued at $11.875 per share, the closing price of the Company's Common Stock on the American Stock Exchange on December 15, 1995, and (b) $4,750.00 in cash.

     There are no other arrangements or agreements (such as consulting contracts) between the Company and any Board member.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation awarded to or paid by the Company and its subsidiaries to the Chief Executive Officer and Senior Vice President, Treasurer, and Corporate Secretary of the Company for services rendered during the fiscal years ended December 31, 1995, 1994, and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                             ---------------------------------
                                                                                     AWARDS
                                                ANNUAL COMPENSATION          -----------------------
                                          --------------------------------                SECURITIES   PAYOUTS
                                                                 OTHER       RESTRICTED   UNDERLYING   -------
                               FISCAL                            ANNUAL        STOCK       OPTIONS/     LTIP      ALL OTHER
    NAME AND POSITION(1)        YEAR      SALARY     BONUS    COMPENSATION   AWARDS(2)       SARS      PAYOUTS   COMPENSATION
-----------------------------  ------     -------   -------   ------------   ----------   ----------   -------   ------------
William A. Pope..............   1995      $20,000   $80,000        $0             0            0         $ 0       $ 18,025(3)
  President & Chief             1994(4)         0         0         0             0            0           0              0
  Executive Officer
Elizabeth M. Bedewi(5).......   1995       90,000    20,000         0             0            0           0          3,982(6)
  Senior Vice President,
  Treasurer, and Corporate
  Secretary

---------------
(1) There are no other executive officers of the Company whose total annual salary and bonus for the 1995 fiscal year exceeded $100,000.

(2) There were no grants of restricted stock during the 1995, 1994, or 1993 fiscal years. Mr. Pope does not hold any shares of restricted stock. At the Company's fiscal year end, December 31, 1995, Ms. Bedewi held 2,016 shares of restricted stock, at a value of $24,192 on December 31, 1996. Holders of restricted stock are entitled to receive all dividends paid by the Company.

(3) Mr. Pope received $1,400 as fees for serving on the Board of Directors from October 1995 through December 1995. In addition, on December 15, 1995, Mr. Pope received, as bonus compensation for his service on the Board of Directors, $4,750 in cash and 1,000 shares of Common Stock, valued at $11.875 per share, the closing price of the Common Stock on the American Stock Exchange on December 15, 1995. See "Directors Fees and Expenses."

(4) Mr. Pope was appointed President and Chief Executive Officer on June 27, 1994. He elected not to take any compensation for his services to the Company for the 1994 fiscal year.

(5) Ms. Bedewi's annual compensation did not exceed $100,000 during the 1994 and 1993 fiscal years.

(6) Represents 1995 401(k) Plan Contribution.

     NEW MEXICO AND ARIZONA LAND COMPANY DEFINED BENEFIT PLAN. All employees who have completed a twelve (12) month period in which the employee has performed 1,000 Hours of Service (as defined in the New Mexico and Arizona Land Company Restated Defined Benefit Plan (the "Plan")) may participate in the Plan. Non-employee directors of the Company may not participate. Normal retirement age is 65, but eligible employees may elect to retire at age 60 with a reduced pension. The Plan was restated on December 6, 1994 (the "Restated Plan") pursuant to Federal law. A participant's gross annual pension under the Restated Plan is equal to the sum of (1) 1.5% of such participant's average annualized total compensation paid during the highest paid 60 consecutive months multiplied by years of service (up to a maximum of 25 years), plus (2) .65% of such average annualized compensation in excess of the applicable Social Security benefit multiplied by years of service (up to a maximum of 25 years). However, in no event will the benefit under the restated plan be less than the "protected accrued benefit" under the Prior Plan (defined below). For employees hired before July 23, 1982, the "protected accrued benefit" is 50% of the average annualized total compensation paid during the highest-paid 60 consecutive months, less 60% of the applicable Social Security benefit (the "Prior Plan"). Employees hired before July 23, 1982, will receive the greater of the benefit calculated under the Restated Plan and the Prior Plan. The following table illustrates the annual protected benefit under the Prior Plan:

               PROTECTED ACCRUED BENEFIT, EMPLOYED BEFORE 7/23/82

                                    AVG. ANNUAL                      ANNUAL
                                       SALARY                        PENSION
                ---------------------------------------------------  -------
                $ 25,000 ..........................................  $ 6,294
                  50,000 ..........................................   16,108
                  75,000 ..........................................   27,802
                 100,000 ..........................................   40,302
                 125,000 ..........................................   52,802
                 150,000 ..........................................   65,302
                 175,000 ..........................................   77,802
                 185,000 ..........................................   82,802

     The following table illustrates annual pension allowances under the Restated Plan:

                    EMPLOYED AFTER 7/23/82, RESTATED FORMULA

                                                           YEARS OF SERVICE
                        PENSION               -------------------------------------------
                       EARNINGS                 10          15          20          30
                                              -------     -------     -------     -------
        $ 25,000 ...........................  $ 3,750     $ 5,625     $ 7,500     $11,250
          50,000 ...........................    8,041      11,362      15,000      22,500
          75,000 ...........................   13,416      19,424      25,129      36,497
         100,000 ...........................   18,791      27,487      35,879      52,622
         125,000 ...........................   24,166      35,549      46,629      57,747
         150,000 ...........................   29,541      43,612      57,379      84,872

     Ms. Bedewi's estimated credited years of service is 21 years. In addition, Ms. Bedewi's 1995 compensation covered by the Prior Plan and Restated Plan is $90,000 and $110,000, respectively. The compensation covered by the Prior Plan is fixed at Ms. Bedewi's 1989 total annual compensation, which was $90,000. The compensation covered by the Restated Plan is Ms. Bedewi's total annual compensation as reported in the Summary Compensation Table. Mr. Pope is not eligible to participate in the Plan.

     Payments to the retirement plan trust fund are voluntary on the part of the Company, and may be discontinued at any time. In that event, however, the trust assets must be used to provide pensions in the manner set forth in the plan. The Plan is self-funded, and Company contributions are no longer necessary.

                     COMPENSATION AND NOMINATING COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation and Nominating Committee is composed of three members of the Board of Directors. The members of the Compensation and Nominating Committee are not employees of the Company.

     The Compensation and Nominating Committee reviews and determines the amount of compensation paid to its President and Chief Executive Officer, Mr. Pope, and its Senior Vice President, Treasurer, and Corporate Secretary, Ms. Bedewi. The determination of the salary and bonus paid to Mr. Pope and Ms. Bedewi, respectively, for the 1995 fiscal year as described in the Summary Compensation Table was based on an assessment of the officer's performance and the Company's performance during the fiscal year. The Compensation and Nominating Committee's assessment of the performance of the officer and Company, respectively, is subjective and not subject to specific criteria.

     In addition, the Compensation and Nominating Committee administers the Company's Restricted Stock Plan (the "Plan"), which serves as a long-term incentive program for the Company's executive officers. In making stock awards, the Compensation and Nominating Committee considers the demonstrated value of the executive to the Company, the extent and quality of that executive's contribution to Company performance, and the desirability of retaining that executive as a Company employee. The certificates representing an executive's award are kept by the Company until certain vesting restrictions expire. Certificates are typically delivered to the executive as follows: 1/3 of the award on the third, 1/3 on the fourth, and 1/3 on the fifth anniversaries of the award. The Company has no other stock or long-term incentive plans. No restricted stock was awarded under the Plan in 1995.

Dated March 8, 1996

                                          New Mexico and Arizona Land Company
                                            Compensation and Nominating
                                          Committee:

                                               John C. Lucking (Chairman)
                                               Stephen E. Renneckar
                                               Ronald E. Strasburger

                         STOCK PRICE PERFORMANCE GRAPH

     The following compares the total return on the Company's Common Stock for the period December 31, 1990 through December 31, 1995 with the cumulative total return on the AMEX Composite Index, and an industry index composed of SIC Code 651: Real Estate Operators and Lessors. The comparison assumes that $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

                                                SIC 651:
                                               Real Estate
      Measurement Period                     Operators and        AMEX
    (Fiscal Year Covered)        NZ             Lessors      Composite Index
1990                             100.00          100.00          100.00
1991                             106.67          115.59          123.17
1992                             153.33          123.04          124.86
1993                             160.00          148.09          148.34
1994                             140.00          139.96          131.04
1995                             213.33          160.59          168.90

                               AGENDA ITEM NO. 2

                          APPROVAL OF THE ADOPTION OF
                       AN AMENDMENT TO ARTICLE FOURTH OF
                    THE COMPANY'S ARTICLES OF INCORPORATION

DESCRIPTION OF PROPOSED AMENDMENT

     The last paragraph of Article Fourth of the Company's Articles of Incorporation (the "Indemnification Provision") reads as follows:

     All directors and officers who now are, or hereafter may become, directors or officers, shall be indemnified by the corporation against expenses incurred by them, including legal fees, judgments, or penalties rendered or levied against any such person in a legal action, paid with the approval of the Board of Directors in settlement of a legal action, or brought against any such person for actions or omissions alleged to have been committed by any such person while acting within the scope of his employment as a director or officer of the corporation, provided that the Board of Directors shall determine in good faith that such person did not act, fail to act, or refuse to act willfully, with gross negligence, or with fraudulent or criminal intent in regard to the matter involved in the action.

     On March 8, 1996, the Board of Directors adopted, subject to shareholder approval at the 1996 Annual Meeting, a proposed Amendment to the Company's Articles of Incorporation that would delete the Indemnification Provision from Article Fourth.

PURPOSE AND EFFECT OF THE AMENDMENT

     The Board of Directors recommends deleting the Indemnification Provision from Article Fourth because (i) the standard of conduct that an indemnified party must meet is no longer consistent with Arizona law and (ii) the Indemnification Provision provides that the Board of Directors must determine whether a director or officer has met the required standard of conduct, while the Code provides a corporation with greater flexibility in making such a determination.

  Standard of Conduct

     The Arizona Corporate Code (the "Code"), which became effective January 1, 1996, establishes the standard of conduct that a director or officer must meet to be eligible for indemnification by an Arizona corporation. Generally, (i) the director or officer's conduct must have been in good faith, (ii) the director or officer must have reasonably believed that the conduct was in the corporation's best interests, and (iii) in the case of any criminal proceeding, the director or officer must not have had any reasonable cause to believe the conduct was unlawful (the "Code Standard of Conduct").

     As noted above, the Indemnification Provision provides that a director or officer is not eligible for indemnification if the director or officer "did not act, fail to act, or refuse to act willfully, with gross negligence, or with fraudulent or criminal intent in regard to the matter involved in the action."
Section 10-858A of the Code provides, in part, that a director indemnification provision in a corporation's articles of incorporation is valid only if and to the extent that it is consistent with the Code Standard of Conduct. Because the Indemnification Provision does not require a finding that the director to be indemnified acted in good faith or in a manner the director or officer reasonably believed to be in the corporation's best interests, the Indemnification Provision is inconsistent with the Code Standard of Conduct, at least in that respect. Rather than allowing uncertainty to remain about what portions of the Indemnification Provision, if any, are consistent with the Code Standard of Conduct (and therefore still effective), the Board of Directors recommends that the Indemnification Provision be deleted from the Company's Articles of Incorporation.

     Section 10-856 of the Code allows an Arizona corporation, like the Company, to provide indemnification rights to officers, employees, and agents in the corporation's articles of incorporation or bylaws or by board resolution or contract (any such indemnification rights being hereinafter referred as "Contractual Indemnifi cation Rights"). Subject to "public policy" limitations, these Contractual Indemnification Rights would apparently allow a corporation to indemnify an officer, employee, or agent even if the officer, employee, or agent did not meet the Code Standard of Conduct. In the absence of such Contractual Indemnification Rights, an officer, employee, or agent would have to meet the Code Standard of Conduct to be eligible for indemnification. In the case of a director, the Contractual Indemnification Rights could not lessen the Code Standard of Conduct. The Company has not granted any Contractual Indemnification Rights to any of its officers, employees, or agents that would change the Code Standard of Conduct. If, however, the Indemnification Provision is not deleted from the Company's Articles of Incorporation, uncertainty may exist about whether an officer's conduct should be evaluated under the Indemnification Provision or the Code Standard of Conduct.

     Finally, the Code requires Arizona corporations to indemnify any "outside director" (a director who is not an officer, employee, or holder of five percent or more of any class of the corporation's stock) against liability unless (i) the corporation's articles of incorporation limit such indemnification, (ii) the outside director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper personal benefit to the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the Code Standard of Conduct and is not otherwise entitled to indemnification. If the Indemnification Provision is not deleted from the Company's Articles of Incorporation, uncertainty may exist about whether the Indemnification Provision is intended to limit the otherwise mandatory indemnification to which an outside directors is entitled.

  Determination of Standard of Conduct

     As noted above, the Indemnification Provision provides that the Board of Directors must determine whether a director or officer has met the standard of conduct to be eligible for indemnification. Under the Code, in order for an Arizona corporation to provide indemnification, a majority of the corporation's disinterested directors, independent legal counsel, or the shareholders must find that the director or officer met the Code Standard of Conduct to be eligible for indemnification. A disinterested director is a director who is not then a party to the proceeding for which indemnification is sought. By requiring the Board of Directors to make the standard of conduct determination, the Indemnification Provision is inconsistent with the Code, at least in situations in which there are no disinterested directors. The Code provides greater flexibility to an Arizona corporation, like the Company, in determining whether a director or officer is entitled to indemnification. By deleting the Indemnification Paragraph from Article Fourth of the Company's Articles of Incorporation, it will be clear that any indemnification determination will be made by a majority of the Company's disinterested directors, independent legal counsel, or its shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

     Approval of the proposed Amendment requires the affirmative vote of a majority of the Company's outstanding stock. The Board believes that it is in the best interest of the Company and its shareholders for the Company's shareholders to so amend the Company's Articles of Incorporation.

     THE BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR THIS AGENDA ITEM TO AMEND ARTICLE FOURTH OF THE COMPANY'S ARTICLES OF INCORPORATION.

                               AGENDA ITEM NO. 3

                          APPROVAL OF THE ADOPTION OF
                       AN AMENDMENT TO ARTICLE SEVENTH OF
                    THE COMPANY'S ARTICLES OF INCORPORATION

DESCRIPTION OF PROPOSED AMENDMENT

     Section 10-202B.1 of the Arizona Corporate Code (the "Code"), which became effective January 1, 1996, permits an Arizona corporation to limit or eliminate the liability of its directors to the corporation or its shareholders for money damages by means of an amendment to its articles of incorporation. On March 8, 1996, the Board of Directors adopted, subject to shareholder approval at the 1996 Annual Meeting, a proposed Amendment to the Company's Articles of Incorporation that is consistent Section 10-202B.1 of the Code. A copy of the proposed Amendment, which is attached as Exhibit A to this Proxy Statement, would replace the current "Article Seventh" of the Company's Articles of Incorporation. The proposed Amendment provides that a director is not subject to monetary liability in suits brought by the Company or its shareholders for any action taken or any failure to take any action as a director, except liability for any of the following:

     (i) the amount of a financial benefit received by a director to which the director was not entitled;

     (ii) an intentional infliction of harm on the Company or its shareholders;

     (iii) an approval of a specified unlawful distribution by the Company to its shareholders; and

     (iv) an intentional violation of criminal law.

PURPOSE AND EFFECT OF AMENDMENT

     Section 10-202B.1 of the Code is not unique. Other states also include in their corporate codes provisions permitting corporations to limit or reduce the personal risks inherent in serving as a director of a corporation. The new statutory provision is designed generally to allow Arizona corporations to limit the liability of directors in situations involving unintentional errors or the directors' exercise of judgment and is not designed to limit or eliminate liability in situations involving intentional wrongdoing or bad faith.

     The official commentary to the Model Business Corporation Act, on which
Section 10-202B.1 of the Code is based, states that "[d]evelopments in the mid-and late 1980s highlighted the need to permit reasonable protection of directors from exposure to personal liability, in addition to indemnification, so that directors would not be discouraged from fully and freely carrying out their duties, including responsible entrepreneurial risk-taking." The Company believes that the proposed Amendment will enable the Company to continue to attract and retain qualified directors. The Board of Directors believes that concerns over possible personal liability can hamper the decision-making process to the detriment of the Company. The Board of Directors believes that the level of scrutiny, diligence and care exercised by directors of the Company will not be lessened by adoption of the proposed Amendment.

     Generally, the Company has not experienced difficulty in recruiting and retaining qualified directors, and the proposed Amendment is not being proposed in response to any resignation or threat of resignation of any director, nor is it being proposed in response to any refusal by any director to continue to serve or to stand for reelection. The Company is not aware of any pending or threatened claim which would be covered by the proposed Amendment, and the Company is not submitting the proposed Amendment for shareholder approval in anticipation of any such claim. However, the Board of Directors believes that the Company should take every step to ensure that the Company will be able to attract and retain the best possible directors.

     While the Board of Directors believes that the proposed Amendment is in the best interest of the Company and its shareholders, the shareholders should note that adoption of the proposed Amendment will abrogate certain rights and remedies of shareholders that might otherwise exist under Arizona law. Under the Company's Articles of Incorporation as currently in effect, for example, the Company's directors cannot be held liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for, among other things, (i) a breach of the director's duty of loyalty to the corporation or its shareholders, and (ii) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law. The official commentary to the Model Business Corporation Act, on which Section 10-202B.1 of the Code is based, states that terms such as "duty of loyalty" are not precise, and that "[d]irectors should be afforded reasonable predictability; they are entitled to know whether a contemplated course of action will result in personal liability for money damages." Although the proposed Amendment may eliminate the ambiguity caused by terms such as "duty of loyalty," it would do so by requiring the Company or its shareholders to demonstrate intentional wrongdoing or bad faith on the part of a director before the director may be held liable for money damages. This may have the practical effect of making it more difficult for the Company or its shareholders to hold a director liable for money damages.

     The proposed Amendment will not affect the standard of conduct to which directors are required to conform under the Code, which requires directors to discharge their duties (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (iii) in a manner the director reasonably believes to be in the best interests of the corporation. If the proposed Amendment is adopted, however, it would eliminate monetary liability of directors in suits brought by the Company or its shareholders in instances in which the directors' conduct would have been found to be grossly negligent (except for the four categories of conduct referenced in the first paragraph above). Adoption of the proposed Amendment would not eliminate or limit the right of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty, although in some circumstances injunctive relief may not be available as a practical manner. The proposed Amendment will be prospective only, and will not affect the rights of the Company or its shareholders to pursue monetary claims under Federal law, including the Federal securities laws.

     Because Section 10-202B.1 of the Code has been so recently enacted, there has not been any judicial interpretation regarding its precise scope or validity. As a result, the potential outcome of any litigation arising out of interpretations of Section 10-202B.1 cannot be predicted.

     The Company's directors acknowledge that they have a direct personal interest in having the proposed Amendment adopted. If adopted, the proposed Amendment may reduce the likelihood of derivative litigation against directors and may discourage or deter the Company or its shareholders from bringing a lawsuit against directors for breach of their fiduciary duty even though such an action, if successful, might otherwise have benefited the Company or its shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

     Approval of the proposed Amendment requires the affirmative vote of a majority of the Company's outstanding shares. The Board of Directors believes that the Arizona legislature acted responsibly in adopting Section 10-202B.1 of the Code and that, given the significant duties and responsibilities of directors of a corporation like New Mexico and Arizona Land Company, adoption of the proposed Amendment to the Articles of Incorporation, as permitted by Section 10-202B.1 of the Code, will contribute to responsible decisions by the Board of Directors in furtherance of the Company's corporate mission. Accordingly, the Board believes that it is in the best interest of the Company and its shareholders for the Company's shareholders to so amend the Company's Articles of Incorporation.

     THE BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR THIS AGENDA ITEM TO AMEND ARTICLE SEVENTH OF THE COMPANY'S ARTICLES OF INCORPORATION.

                               AGENDA ITEM NO. 4

                            RATIFICATION OF AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP to audit the accounts of the Company in 1996 and requests that this selection be ratified by the shareholders. KPMG Peat Marwick LLP representatives will be present at the Annual Shareholders' Meeting to make a statement if they so desire and to respond to questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITOR FOR THE COMPANY IN 1996.

                               OTHER INFORMATION

     SECTION 16(A) REQUIREMENTS. Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, officers, and persons owning more than 10% of a registered class of the Company's registered equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based on its review of copies of such forms it received, the Company believes that during 1995 all applicable filing requirements were complied with.

     SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING. A proposal submitted by a shareholder and intended for inclusion in the proxy statement for the 1996 Annual Meeting of Shareholders must be received by the Company Secretary by December 11, 1996 to be included in the Proxy statement for the 1997 Annual Meeting of Shareholders.

                                                                       EXHIBIT A

                                AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                      NEW MEXICO AND ARIZONA LAND COMPANY

     1. The second paragraph of Article Fourth of the Articles of Incorporation which reads as follows is deleted in its entirety:

          "All directors and officers who now are, or hereafter may become, directors or officers, shall be indemnified by the corporation against expenses incurred by them, including legal fees, judgments, or penalties rendered or levied against any such person in a legal action, paid with the approval of the Board of Directors in settlement of a legal action, or brought against any such person for actions or omissions alleged to have been committed by any such person while acting within the scope of his employment as a director or officer of the corporation, provided that the Board of Directors shall determine in good faith that such person did not act, fail to act, or refuse to act wilfully, with gross negligence, or with fraudulent or criminal intent in regard to the matter involved in the action."

     2.  Article Seventh is amended in its entirety to read as follows:

          "SEVENTH: The liability of a director or former director to the corporation or its shareholders shall be eliminated to the fullest extent permitted by Section 10-202.B.1 of the Arizona Revised Statutes. If the Arizona Business Corporation Act is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Arizona Business Corporation Act, as amended.

          Any repeal or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

          The provisions of this Article Seventh shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article Seventh."

                       NEW MEXICO AND ARIZONA LAND COMPANY
                                   1995 PROXY

Solicited on behalf of the Board of Directors of New Mexico and Arizona Land Company. Directors recommend a vote "FOR" Agenda Items 1 through 4. The undersigned shareholder of New Mexico and Arizona Land Company hereby appoints Stephen E. Renneckar and Elizabeth M. Bedewi, or either of them, as proxies of the undersigned, each with power of substitution, at the Annual Meeting of Shareholders of the Company to be held in Phoenix, Arizona on Monday, May 20, 1996 at 8:30 a.m. and any adjournments thereof, to vote all common shares of the Company held or owned by the undersigned, as follows:

1.   ELECTION OF CLASS B DIRECTORS:   Arnold L. Putterman, Stephen E. Renneckar,
                                      Robert Wertheim, Richard A. Wessman

____FOR all nominees (except as marked below)

____WITHHOLD AUTHORITY to vote for nominees

To withhold authority to vote for individual nominees, write those nominees' names immediately below:



2. APPROVAL OF THE ADOPTION OF AN AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S ARTICLES OF INCORPORATION:

     ____ FOR               ____AGAINST          ____ ABSTAIN

3. APPROVAL OF THE ADOPTION OF AN AMENDMENT TO ARTICLE SEVENTH OF THE COMPANY'S ARTICLES OF INCORPORATION:

     ____ FOR               ____AGAINST          ____ ABSTAIN

4.   RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1996:

     ____ FOR               ____AGAINST          ____ ABSTAIN


In their discretion, the Proxies are authorized to vote upon other business as may properly come before the meeting.

The proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Agenda Items 1 through 4. The right to revoke this proxy at any time before it is voted is reserved.

                             Date:______________________________________________

                             Signature:_________________________________________

                             Signature:_________________________________________
                                       (Sign as shown. If held jointly, all
                                        holders should sign. If held in a
                                        certain capacity, so state.)